Exhibit 4.2

FORM OF NOTES CERTIFICATE

Serial Number: [ 🌑 ]

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, RESOLD, DELIVERED OR DISTRIBUTED (DIRECTLY OR INDIRECTLY) IN OR INTO THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON EXCEPT IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER SECURITIES LAW OF ANY OTHER JURISDICTION OF THE UNITED STATES.

I. BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT IS ACQUIRING THIS SECURITY IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR A BENEFICIAL INTEREST IN THIS SECURITY ONLY

(A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE

II. U.S. SECURITIES ACT, OR (C) PURSUANT TO ANY TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS, AND FURTHER SUBJECT TO THE ISSUER’S AND THE AGENT’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF A CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, INCLUDING A TRANSFER CERTIFICATE IN SUBSTANTIALLY THE FORM SET OUT IN THE NOTES PURCHASE AGREEMENT (AS DEFINED HEREIN); AND (3) AGREES THAT IT WILL TRANSFER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, THERE ARE ADDITIONAL CONTRACTUAL RESTRICTIONS ON TRANSFER SET FORTH IN CLAUSE 27 (CHANGES TO THE NOTEHOLDERS) OF THE NOTES PURCHASE AGREEMENT.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER AND TRANSFEREE WILL DELIVER TO THE AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

III. [THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. THE ISSUER AGREES TO PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE. ANY SUCH REQUEST SHOULD BE SENT TO ISSUER AT THE FOLLOWING ADDRESS: [    ].]